UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2026

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1990 E. Grand Ave.
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 452-8111

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2026, the AIxCrypto Holdings, Inc., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Note Purchase Agreement”) with CABG ACQUISITION CORP. (“Buyer”), pursuant to which the Company agreed to sell, assign, and transfer to the Buyer, all of the Company’s right, title, and interest in the Note Package (as such term is defined in the Note Purchase Agreement), which includes (a) that certain Amended and Restated Secured Demand Promissory Note dated August 21, 2025, as amended by Amendment No. 1 dated September 15, 2025 and Amendment No. 2 dated October 2, 2025 (collectively, the “Note”), made by Marizyme, Inc., a Nevada corporation (“Marizyme”), in favor of the Company, in the outstanding principal amount of approximately $4,771,142, together with accrued and unpaid interest thereon at the rate of eighteen percent (18%) per annum (the Note, together with all accrued and unpaid interest and all other amounts due thereunder, the “Note Obligations”); (b) that certain Co-Development Note dated April 11, 2024, by and between Marizyme and the Company (as successor to Qualigen Therapeutics, Inc.), as amended by Amendment No. 1 to Co-Development Note dated August 6, 2024, providing for a funding amount of $1,750,000 and an Investment Return payable to the Company based on the commercial success of the DuraGraft product, together with all rights of Company thereunder (the “Co-Development Note”); (c) that certain Security Agreement dated August 20, 2025, by and between Marizyme, as debtor, and the Company, as secured party (the “Security Agreement”), granting the Company a security interest in substantially all assets of Marizyme (the “Collateral”); (d) all UCC financing statements filed in connection with the Security Agreement; (e) any and all rights of the Company as a secured creditor of Marizyme with respect to the Collateral; and (f) all rights to collect, enforce, or receive payment of the Note Obligations and any amounts due under the Co-Development Note.

The total consideration for the sale of the Note Package under the Note Purchase Agreement includes, amongst others, a cash consideration of $100,000 pursuant to Article 3.1 of the Note Purchase Agreement, royalty payments equal to ten percent (10%) of Net Revenue (as such term is defined in the Note Purchase Agreement) on all cumulative Net Revenue exceeding $20,000,000 pursuant to Article 3.2 of the Note Purchase Agreement, and a commitment by Buyer to acquire and commercialize, or cause another entity organized by Buyer to acquire and commercialize, the assets of Marizyme, and to issue to the Company a membership interest equal to 4.99% of the outstanding membership interests in the Buyer. Additionally, the Company will have a customary preemptive right, in the event the Buyer proposes to issue any new membership interests other equity securities, and the Company will also have customary registration rights with respect to the membership interest of the Buyer acquired by the Company, in the event that the Buyer or any successor entity converts to a corporation or otherwise becomes subject to the Securities Act of 1933, as amended, in connection with a public offering or otherwise.

The closing of the transactions contemplated under the Note Purchase Agreement shall occur on such date as the parties may mutually agree in writing (the “Closing Date”), and shall be effective as of the Closing Date. If the closing has not occurred on or before 90 days from execution, either party may terminate the Note Purchase Agreement upon written notice to the other without further liability, provided the terminating party is not then in material breach of its obligations.

The foregoing descriptions of the Note Purchase Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	NOTE PURCHASE AGREEMENT, dated May 12, 2026, by and between AIxCRYPTO HOLDINGS, INC. and CABG ACQUISITION CORP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: May 14, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer